Exhibit 5.1

By Email Aptorum Group Limited Floor 4, Willow House, Cricket Square, Grand Cayman, KY1-9010 Cayman Islands	Campbells Floor 4, Willow House, Cricket Square Grand Cayman KY1-9010 Cayman Islands
D +1 345 914 5845 T +1 345 949 2648 F +1 345 949 8613 E rlaws@campbellslegal.com campbellslegal.com
Our Ref: RCS/RML/12574-17506 Your Ref:
CAYMAN | BVI | HONG KONG

28 September 2020

Dear Sirs

Aptorum Group Limited – Listing of Class A Ordinary Shares

We have acted as Cayman Islands legal advisers to Aptorum Group Limited (the “Company”), a Cayman Islands exempted company, in connection with the Company’s registration and offering (the “Offering”) of (A) up to 9,202,453 Class A Ordinary Shares, par value $1.00 per share (“Shares”); (B) 9,202,453 warrants exercisable for up to 9,202,453 Class A Ordinary Shares (“Warrants”); (C) up to 9,202,453 Class A Ordinary Shares underlying the Warrants (“Warrant Shares”); (D) up to 9,202,453 pre-funded warrants to purchase Shares (the “Pre-Funded Warrants”), (E) up to 9,202,453 Class A Ordinary Shares underlying the Pre-Funded Warrants (the “PF Warrant Shares”), (F) warrants exercisable for up to 644,172 Class A Ordinary Shares issued to the placement agent pursuant to the Placement Agent Agreement (as defined below) (the “Placement Agent Warrants”) and (G) up to 644,172 Class A Ordinary Shares underlying the Placement Agent Warrants (the “PA Warrant Shares,” and together with the Shares, the Warrants, the Warrant Shares, the Pre-Funded Warrants, the PF Warrant Shares and the Placement Agent Warrants, the “Registered Securities”), through a Registration Statement on Form F-1 (“Form F-1”) and as amended by the Pre-Effective Amendment No. 1 and No.2 to Form F-1 (the “Registration Statement”), filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended to date (the “Act”), as to which this opinion is a part, to be filed with the United States Securities and Exchange Commission (the “Commission”).

1	Assumptions

1.1	The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions we have relied (without further verification) upon the completeness and accuracy of the Resolutions, the Shareholder Resolutions and the Certificate of Good Standing (each as defined below). We have also relied upon the following assumptions, which we have not independently verified:

1.2	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals, and translations of documents provided to us are complete and accurate;

1.3	All signatures, initials and seals are genuine;

1.4	There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions expressed herein;

1.5	The A&R Memorandum and Articles (as defined below) remain in full force and effect and are unamended;

1.6	The Resolutions and the Shareholder Resolutions were duly passed in the manner prescribed in the A&R Memorandum and Articles and the resolutions contained in the Resolutions and the Shareholder Resolutions are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect;

1.7	The authorised shares of the Company as set out in the A&R Memorandum and Articles have not been amended; and

1.8	The minute book and corporate records of the Company as maintained at its registered office in the Cayman Islands are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the shareholders and directors (or any committee thereof) (duly convened in accordance with the then effective Memorandum and Articles of Association of the Company) and all resolutions passed at the meetings, or passed by written consent as the case may be.

1.9	The Shares, the PF Warrant Shares and the PA Warrant Shares to be offered and issued by the Company pursuant to the Registration Statement and Placement Agent Agreement (as defined below) will be issued by the Company against payment in full, in accordance with Registration Statement and be duly registered in the Company’s register of members.

1.10	There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions herein.

2	Documents Reviewed

2.1	We have reviewed originals, copies, drafts or conformed copies of the following documents and such other documents or instruments as we deem necessary:

2.2	A copy of the Registration Statement as provided and to be filed with the Commission on or about the date of this opinion;

2.3	A copy of the certificate of incorporation issued by the Registrar of Companies in the Cayman Islands on 13 September 2010;

2.4	A copy of the Company’s certificate of incorporation on change of name issued by the Registrar of Companies in the Cayman Islands on 3 March 2017;

2.5	A copy of the certificate of incorporation of change of name issued by the Registrar of Companies in the Cayman Islands dated 19 October 2017;

2.6	A copy of the statutory registers of directors and officers, members, mortgages and charges of the Company as maintained at its registered office in the Cayman Islands by Campbells Corporate Services Limited and reviewed on 24 September 2020;

2.7	A copy of the second amended and restated Memorandum and Articles of Association of the Company adopted by the Shareholder Resolutions on 13 October 2017 and filed with the Registrar of Companies (the “A&R Memorandum and Articles”);

2.8	Certificate of Good Standing in respect of the Company issued by the Registrar of Companies in the Cayman Islands dated 31 August 2020 (the “Certificate of Good Standing”);

2.9	Copies of the written resolutions of the board of directors of the Company dated 24 August 2020 and 24 September 2020 (the “Resolutions”);

2.10	A copy of the shareholder resolutions of the Company dated 13 October 2017 (the “Shareholder Resolutions”);

2.11	The records of proceedings of the Company on file with, and available for inspection on 24 September 2020, at the Grand Court of the Cayman Islands;

2.12	A copy of the letter of engagement between H.C. Wainwright & Co., LLC (the “Placement Agent”) and the Company dated 17 August 2020 setting out the terms upon which the Placement Agent will serve as placement agent in the offering of securities of the Company (“Engagment Letter”);

2.13	A copy of the final draft form of the placement agent agreement between the Placement Agent and the Company setting out the terms of the Offering and the compensation payable to the Placement Agent (the “Placement Agent Agreement”);

2.14	A copy of the final draft form of the Placement Agent Warrants;

2.15	A copy of the Pre-Funded Warrants;

2.16	A copy of the form of securities purchase agreement to be entered into by investors (“Purchase Agreement”); and

2.17	A copy of the final draft form of the Warrant.

3	Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies under the laws of the Cayman Islands.

3.2	The issue and allotment (as applicable) of the Registered Securites has been duly authorised, and when allotted, issued and paid for as contemplated as described in the Registration Statement, the Placement Agent Agreement, the Purchase Agreement, the Pre-Funded Warrants and/or the Placement Agent Warrants, and/or the Warrants as applicable, the Registered Securities will be legally issued and allotted, fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

3.3	The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

4	Qualifications

4.1	We make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

4.2	In this opinion, the phrase “non-assessable” means, with respect to the Shares, the PF Warrant Shares and the PA Warrant Shares, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Shares, the PF Warrant Shares and the PA Warrant Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

4.3	To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies within the time frame prescribed by law.

We hereby consent to filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading “Enforcement of Civil Liabilities” and “Legal matters” and elsewhere in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder, with respect to any part of the Registration Statement, including this opinion and an exhibit or otherwise.

Yours faithfully

/s/ Campbells
Campbells

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